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                                                                     Exhibit 4.3












                           FOURTH AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT
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                                STEREOTAXIS, INC.

                           FOURTH AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT

      This Fourth Amended and Restated Investor Rights Agreement (the "Agreement") is entered into as of the 17th day of December, 2002, by and among Stereotaxis, Inc., a Delaware corporation (the "Company"), persons holding at least two-thirds of the Registrable Securities under the Third Amended and Restated Investor Rights Agreement (as defined below), and the D-2 Purchasers (as defined below).

                                    RECITALS

      WHEREAS, the Company is issuing shares of its Series D-2 Preferred Stock pursuant to that certain Series D-2 Preferred Stock Purchase Agreement as of the date hereof (the "Purchase Agreement") and in connection with the offer, sale and issuance of the Series D-2 Preferred Stock is issuing Warrants to purchase shares of Common Stock;

      WHEREAS, as a condition of entering into the Purchase Agreement, the purchasers thereunder (the "D-2 Purchasers") have requested that the Company extend to them registration rights and other rights and the Company desires to grant such rights to the D-2 Purchasers; and

      WHEREAS, the Company has previously extended registration rights and other rights to certain of its stockholders pursuant to that certain Third Amended and Restated Investor Rights Agreement among the Company and certain of the Company's stockholders party thereto (the "Third Amended and Restated Investor Rights Agreement"), and wishes to set forth the rights of such stockholders and of the D-2 Purchasers (collectively, the "Investors") in a single integrated agreement as set forth below;

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the Investors and the Company hereby agree as follows:

SECTION 1.  REGISTRATION RIGHTS

      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

            (a) The term "Holder" shall mean (i) each Investor, for so long as it holds or has the right to acquire Registrable Securities; and (ii) any other person holding or having the right to acquire Registrable Securities to whom these registration rights have been transferred pursuant to paragraph 1.8 hereof.

            (b) The terms "register," "registered," and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration
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statement (the "registration statement") in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering by the SEC of the effectiveness of such registration statement.

            (c) The term "Registrable Securities" means (i) Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series D-2 Preferred Stock held by Investors; (ii) any Common Stock held by Investors; (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, Registrable Securities; and (iv) any Common Stock issued or issuable to the Investors upon the exercise of warrants issued in connection with the offer, sale and issuance of the Series D-1 Preferred Stock and Series D-2 Preferred Stock. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or the like, the number of shares of Registrable Securities used throughout this Agreement for various purposes shall be proportionately increased or decreased.

            (d) The term "Initiating Holders" means any Holder or Holders of not less than twenty percent (20%) of the Registrable Securities then outstanding and not registered at the time of any request for registration pursuant to paragraph 1.2 of this Agreement.

      1.2   DEMAND REGISTRATION.

            (a) DEMAND FOR REGISTRATION. If the Company shall receive from Initiating Holders a written demand (a "Demand Registration") that the Company effect any registration under the Securities Act of all or a portion of the Registrable Securities (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under paragraph 1.9 hereof) the Company will:

                  (i) promptly (but in any event within 10 days) give written notice of the proposed registration to all other Holders; and

                  (ii) use its diligent best efforts to effect such registration as soon as practicable and as soon as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within 30 days after such written notice is given, provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this paragraph 1.2:

                        (A) Within 180 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a registration relating solely to employee benefit plans);


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                        (B) After the Company has effected one such registration
      pursuant to this paragraph 1.2 and the sale of the shares of Common Stock under such registration has closed;

                        (C) If the Company shall furnish to such Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at the date on which filing would be required, in which case the Company shall have an additional period of not more than 120 days within which to file such registration statement; provided, however, that the Company shall not use this right more than once in any twelve-month period; or

                        (D) If more than 50% of the Registrable Securities requested to be registered by Initiating Holders are withdrawn from such registration.

            (b) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this paragraph 1.2; and the Company shall include such information in the written notice referred to in subparagraph 1.2(a)(i). In such event, the right of any Holder to registration pursuant to this paragraph 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

      The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority in interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this paragraph 1.2, if the underwriter shall advise the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

      If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

      If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable


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Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

      1.3   COMPANY REGISTRATION.

            (a) If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of security holders (other than the Holders), other than a registration relating solely to employee benefit plans, a registration on Form S-4, or a registration pursuant to paragraph 1.2 hereof, the Company will:

                  (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subparagraph 1.3(b) below.

            (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subparagraph 1.3(a)(i). In such event the right of any Holder to registration pursuant to this paragraph 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this paragraph 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this paragraph. The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities, requested to be included in such registration by stockholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities that may be included shall be allocated among the Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the time of filing the registration statement. In the event of any underwriter cutback, any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the


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benefit of any of the foregoing persons shall be deemed to be a single "selling
Holder", and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder", as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

      1.4 EXPENSES OF REGISTRATION. All expenses incurred in connection with the registration effected pursuant to paragraph 1.2 and all expenses incurred in connection with the first two registrations effected pursuant to paragraphs 1.3 and 1.9, including without limitation all registration, filing, and qualification fees (including blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one special counsel for the participating Holders, and expenses of any special audits incidental to or required by such registration (collectively, "Registration Expenses"), shall be borne by the Company; provided, however, that the term Registration Expenses shall not include, and in no event will the Company be obligated to pay, stock transfer taxes or underwriters' discounts, or commissions relating to Registrable Securities. Registration Expenses incurred in any further registration pursuant to paragraph
1.3 shall be paid by the Company and the Holders including Registrable Securities in such registration, pro rata according to the amount of securities included by such parties in such registration, and Registration Expenses incurred in any further registration pursuant to paragraph 1.9 shall be paid by the Holders including Registrable Securities in such registration pro rata according to the amount of securities so included. Notwithstanding anything to the contrary above, the Company shall not be required to pay any Registration Expenses of any registration pursuant to paragraph 1.2 in which more than 50% of the Registrable Securities requested to be included in such registration are withdrawn other than as a result of actions by the Company or a material adverse change in its condition (financial or otherwise), unless the Initiating Holders so requesting withdrawal of their Registrable Securities from such registration agree to forfeit their right to one demand registration pursuant to paragraph
1.2 (in which event such right shall be forfeited by all Holders). In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said expenses and shall retain their full rights pursuant to paragraph 1.2.

      1.5 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities (within ninety (90) days after a demand, if pursuant to Sections 1.2 or 1.9)


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and use its diligent best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or until the Holder or Holders have completed the distribution relating thereto.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, and on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.


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      1.6   INDEMNIFICATION.

            (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, with respect to any registration, qualification, or compliance of the Registrable Securities held by or issuable to such Holder effected pursuant to this Section 1, and each underwriter of such registration, if any, and each person who controls any underwriter, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each such Holder, each such underwriter, and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

            (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, or compliance of the Company's securities, severally and not jointly, indemnify the Company, each of its directors, and each officer who signs a registration statement in connection therewith, and each person controlling the Company, each underwriter of such registration, if any, and each person who controls any such underwriter, and each other Holder, each of such other Holder's officers, partners, directors and agents and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, partner, and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company


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by an instrument duly executed by such Holder and stated to be specifically for use therein. In no event will any Holder be required to enter into any agreement or undertaking in connection with any registration under this Section 1 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this paragraph 1.6. The liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

            (c) Each party entitled to indemnification under this paragraph 1.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

      1.7 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1.

      1.8 TRANSFER OF REGISTRATION RIGHTS. The rights contained in paragraphs 1.2, 1.3 and 1.9 hereof, to cause the Company to register the Registrable Securities, may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of this
Section 1, provided that (a) such transferee or assignee acquires at least 50,000 shares (as presently constituted) and (b) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.


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      1.9 FORM S-3. If the Company's stock becomes publicly traded, the Company shall use its best efforts to qualify for registration on Form S-3 or any successor short-form registration statement. After the Company has qualified for the use of Form S-3, or any successor short-form registration statement, the Holders of Registrable Securities shall have the right to request an unlimited number of registrations on Form S-3, or any successor short-form registration statement, thereafter under this paragraph 1.9. The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this paragraph 1.9 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3, to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that the Company shall not be obligated to effect any such registration if (a) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000 or (b) in the event that the conditions set forth in subparagraph 1.2(a)(ii)(C) occur (but subject to the limitations set forth therein).

      1.10 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

      1.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act ("Rule 144"), at all times commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act;

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

      1.12 "MARKET STAND OFF" AGREEMENT. Each Holder hereby agrees that during a period of up to 180 days (or such shorter period as the underwriter may permit) following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or


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dispose of (other than to transferees who agree to be similarly bound) any
Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

            (a) Such agreement shall be applicable only to: (i) the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and (ii) a Demand Registration with respect to an underwritten offering; and

            (b) All officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

      In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

      1.13 TERMINATION OF REGISTRATION RIGHTS. All rights and duties provided for in this Section 1 shall terminate (a) on the eighth anniversary of the closing of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or (b) as to each individual Holder, at such time after the Company's initial registered offering as all of the Registrable Securities held by and issuable to such Holder may be sold in one ninety (90) day period under Rule 144 of the Securities Act and as long as such Holder holds less than 1% of the then outstanding Registrable Securities.

SECTION 2.  COVENANTS OF THE COMPANY

      Until such time as the earlier of (i) the Company becoming subject to all applicable reporting requirements arising under the Exchange Act or any successor statute and any applicable rules promulgated thereunder by the SEC, or
(ii) the closing of the Company's first firm commitment underwritten public offering registered under the Securities Act, the Company hereby covenants and agrees as follows:

      2.1   BASIC FINANCIAL INFORMATION AND INSPECTION RIGHTS.

            (a)   The Company shall furnish the following reports:

                  (i) To each Investor, within 120 days after the end of each fiscal year, consolidated and consolidating balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report and opinion thereon (except as to the consolidating balance sheets and statements of income and retained earnings and cash flows) by independent certified public accountants of recognized national standing


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selected by the Company's board of directors and by a copy of such accountants'
management letter prepared in connection therewith.

                  (ii) To each Investor holding at least 225,000 Registrable Securities, as soon as practicable after the end of each calendar quarter, the Company's unaudited consolidated and consolidating balance sheet as of the end of such quarter, and its unaudited consolidated and consolidating statements of income and retained earnings and cash flows for such quarter, all in reasonable detail and prepared in accordance with generally accepted accounting principles and certified by the principal financial or accounting officer of the Company.

            (b) Each Investor holding at least 225,000 Registrable Securities shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 2.1(b) with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

            (c) The rights granted pursuant to this paragraph 2.1 may not be assigned or otherwise conveyed by the Investors or by any subsequent transferee of any such rights without prior written notice to the Company; provided that the Company may edit the information made available to such subsequent transferee if the Company reasonably believes that it is necessary to protect its proprietary information of the Company.

      2.2 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it, which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this paragraph 2.3.

      2.3 PROPRIETARY INFORMATION. The Company shall require all employees of and consultants to the Company who have access to proprietary information of the Company to enter into agreements in the Company's standard form providing for the protection of proprietary information and inventions.

      2.4 RESERVATION OF COMMON STOCK The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

SECTION 3.  MISCELLANEOUS

      3.1 SUPERSEDES. Upon the execution of this Agreement by Holders of not less than two-thirds (2/3) of the Registrable Securities covered by the Third Amended and Restated Investor Rights Agreement, this Agreement shall supersede and replace the Third Amended and Restated Investor Rights Agreement.

      3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Missouri without regard to the conflicts of law provisions therein.

      3.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement, or any provision thereof, may be amended, waived, discharged or terminated only by written consent of the Company and the Holders of not less than two-thirds (2/3) of the Registrable Securities then outstanding, provided that any amendment or waiver that adversely affects any Holder in a manner that is not uniformly applied to all Holders as a class shall require the written consent of such adversely affected Holder.

      3.4 NOTICES. Any notice, request or other communication required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the address of the Holders as reflected in the books and records of the Company as of the date of such notice. Any party hereto may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

      3.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      3.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      3.7 CAPTIONS. The captions and headings to Sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe the meaning or the interpretation of this Agreement.

      3.8 REMEDIES. The Company hereby acknowledges that irreparable injury will result to the Investors in the event of a breach of this Agreement by the Company. It is therefore agreed that, subject to the provisions of paragraph 1.10, in the event that the Company breaches this Agreement, the Investors shall be entitled, in addition to any other remedies which may be available: (a) to an injunction to restrain the violation thereof by such party or partners, agents, servants, employers or employees of such party, and (b) to compel specific performance of the terms and conditions of this Agreement. Nothing herein shall be construed to prohibit the Investors from pursuing any other legal or equitable remedy available for such breach, including recovery of damages.

                                     * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investor Rights Agreement as of the date set forth in the first paragraph hereof.

                                  STEREOTAXIS, INC.



                                  By: /s/ BEVIL J. HOGG
                                     -----------------------------------------
                                     Bevil J. Hogg, President



                                    AMPERSAND 1999 LIMITED PARTNERSHIP
                                    By:    AMP-99 Management Company Limited
                                           Liability Company, its General
                                           Partner

                                      By: /s/ DAVID J. PARKER
                                         ---------------------------------------
                                           David J. Parker
                                           Managing Member



                                    AMPERSAND 1999 COMPANION FUND LIMITED
                                    PARTNERSHIP
                                    By:    AMP-99 Management Company Limited
                                           Liability Company, its General
                                           Partner

                                      By: /s/ DAVID J. PARKER
                                         ------------------------------------
                                           David J. Parker
                                           Managing Member



                                    ADVENT HEALTHCARE AND LIFE SCIENCES II
                                    LIMITED PARTNERSHIP
                                    By:    Advent International Limited
                                           Partnership, General Partner
                                      By:  Advent International Corporation,
                                           General Partner

                                      By: /s/ WILLIAM C. MILLS III
                                         ------------------------------------
                                           William C. Mills III
                                           Vice President

                                    ADVENT HEALTHCARE AND LIFE SCIENCES II
                                    BETEILIGUNG GMBH & CO. KG
                                    By:    Advent International Limited
                                           Partnership, Managing Limited Partner
                                      By:    Advent International Corporation,
                                             General Partner



                                      By: /s/ WILLIAM C. MILLS III
                                         ------------------------------------
                                           William C. Mills III
                                           Vice President



                                    ADVENT PARTNERS HLS II LIMITED PARTNERSHIP
                                      By:  Advent International Corporation,
                                           General Partner


                                      By: /s/ WILLIAM C. MILLS III
                                         ---------------------------------------
                                           William C. Mills III
                                           Vice President

                                    ADVENT PARTNERS LIMITED PARTNERSHIP
                                      By:  Advent International Corporation,
                                           General Partner

                                      By: /s/ WILLIAM C. MILLS III
                                         ---------------------------------------
                                           William C. Mills III
                                           Vice President



                                    ASCENSION HEALTH, as Fiscal Agent and
                                    Nominee of certain of its wholly-owned
                                    subsidiaries



                                    By: /s/ DOUGLAS D. FRENCH
                                       -----------------------------------------
                                       Name: Douglas D. French
                                       Title: President & CEO

                                    EGS PRIVATE HEALTHCARE PARTNERSHIP, L.P.


                                    By: /s/ ABHIJEET LELE
                                       -----------------------------------------
                                       Name:  Abhijeet Lele
                                       Title:  Managing Director

                                    EGS PRIVATE HEALTHCARE COUNTERPART, L.P.


                                    By: /s/ ABHIJEET LELE
                                       -----------------------------------------
                                       Name:  Abhijeet Lele
                                       Title:  Managing Director

                                    ADVANTAGE CAPITAL MISSOURI PARTNERS III,
                                    L.P.
                                    By:  Advantage Capital Company MO-GP-III,
                                         L.L.C., its general partner



                                         By: /s/ SCOTT A. ZAJAC
                                            ------------------------------------
                                         Name:
                                         Title:

                                     ADVANTAGE CAPITAL MISSOURI
                                       PARTNERS I, L.P.
                                     ADVANTAGE CAPITAL MISSOURI
                                       PARTNERS II, L.P.


                                      By: /s SCOTT A. ZAJAC
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    A.G.E. INVESTMENTS, INC.



                                    By: /s/ DOUGLAS L. KELLY
                                       -----------------------------------------
                                       Name: Douglas L. Kelly
                                       Title: Director



                                    ALAFI CAPITAL COMPANY, LLC



                                    By: /s/ MOSHE ALAFI
                                       -----------------------------------------
                                       Name: Moshe Alafi
                                       Title: Managing Partner



                                    CHRISTOPHER ALAFI, an individual


                                    /s/ CHRISTOPHER ALAFI
                                    --------------------------------------------
                                       Christopher Alafi

                                    CID EQUITY CAPITAL V, L.P.
                                    By:   CID Equity Partners V,
                                          Its general partner

                                    By: /s/ JOHN C. APLIN
                                       -----------------------------------------
                                          John C. Aplin, General Partner



                                    EMERSUB XXXVIII, INC.



                                    By: /s/ HARLEY M. SMITH
                                       -----------------------------------------
                                       Name:  Harley M. Smith
                                       Title:  Vice President and Secretary

                                    FERI TRUST GMBH


                                    By: /s/ MICHAEL STAMMLER
                                       -----------------------------------------
                                       Name: Michael Stammler
                                       Title: Partner


                                    BOME INVESTORS III, L.L.C.
                                    By:    GATEWAY CAPCO III, L.L.C.,
                                           its Attorney-in-Fact

                                    By: /s/ GREGORY R. JOHNSON
                                       -----------------------------------------
                                       Name:  Gregory R. Johnson
                                       Title: Member


                                    BOME INVESTORS II, LLC
                                    By:    GATEWAY CAPCO, LLC,
                                           its Attorney-in-Fact

                                    By: /s/ GREGORY R. JOHNSON
                                       -----------------------------------------
                                       Name:  Gregory R. Johnson
                                       Title: Member


                                    BOME INVESTORS, INC.
                                    By:    GATEWAY CAPCO, LLC,
                                           its Attorney-in-Fact

                                    By: /s/ GREGORY R. JOHNSON
                                       -----------------------------------------
                                       Name:  Gregory R. Johnson
                                       Title: Member

                                    GATEWAY VENTURE PARTNERS III, L.P.
                                    By:    Gateway Associates III, L.P.,
                                           its General Partner

                                      By: /s/ GREGORY R. JOHNSON
                                         ---------------------------------------
                                      Name:  Gregory R. Johnson
                                      Title: General Partner


                                    GRAYSTONE VENTURE DIRECT EQUITY, L.P.
                                    By:    Graystone Venture Partners, LLC,
                                           its general partner


                                      By: /s/ JUDITH BULTMAN MEYER
                                         ---------------------------------------
                                           Name:  Judith Bultman Meyer
                                           Title: Managing Director


                                    PORTAGE FOUNDERS, L.P.
                                    By:    Portage Venture Partners, L.L.C.,
                                           its General Partner

                                      By: /s/ JUDITH BULTMAN MEYER
                                         ---------------------------------------
                                           Judith Bultman Meyer
                                           Managing Director


                                      PORTAGE VENTURE FUND, L.P.
                                      By:  Portage Venture Partners, L.L.C.,
                                           its General Partner

                                      By: /s/ JUDITH BULTMAN MEYER
                                         ---------------------------------------
                                           Judith Bultman Meyer
                                           Managing Director

                                    SANDERLING VENTURES LIMITED, L.P.
                                    SANDERLING VENTURE PARTNERS II, L.P.
                                    SANDERLING VENTURE PARTNERS IV CO-
                                      INVESTMENT FUND, L.P.
                                    SANDERLING IV BIOMEDICAL CO-INVESTMENT
                                      FUND, L.P.
                                    SANDERLING II LIMITED PARTNERSHIP
                                    SANDERLING VENTURE PARTNERS V CO-INVESTMENT
                                      FUND, L.P.
                                    SANDERLING V BETEILIGUNGS GMBH & CO. KG
                                    SANDERLING V LIMITED PARTNERSHIP
                                    SANDERLING V BIOMEDICAL CO-INVESTMENT
                                      FUND, L.P.
                                    SANDERLING VENTURES MANAGEMENT V



                                      By: /s/ FRED A. MIDDLETON
                                         ---------------------------------------
                                         Name:  Fred A. Middleton
                                         Title: General Partner


                                    MITSUBISHI INTERNATIONAL CORPORATION



                                    By: /s/ MOTOATSU SAKURAI
                                      ------------------------------------------
                                          Name:  Motoatsu Sakurai
                                          Title: Executive Vice President & COO


                                    MIC CAPITAL LLC
                                    By:  MC Financial Services Ltd., as Manager


                                    By:  /s/ SHUNICHI MAEDA
                                       -----------------------------------------
                                           Name:  Shunichi Maeda
                                           Title: President

                                    STIFEL CAPCO II, L.L.C.



                                    By: /s/ J. JOSEPH SCHLOFLY
                                       -----------------------------------------
                                       Name:  J. Joseph Schlofly
                                       Title: President


                                    EDWIN B. MONROE AND CAROLE S. MONROE, JOINT
                                    TENANTS WITH RIGHT OF SURVIVORSHIP



                                    By: /s/ EDWIN B. MONROE
                                       -----------------------------------------
                                       Name:  Edwin B. Monroe


                                    By: /s/ CAROLE S. MONROE
                                       -----------------------------------------
                                       Name:  Carole S. Monroe

                                      /s/ FRED A. MIDDLETON
                                      ------------------------------------------
                                      Fred A. Middleton

                                      /s/ BEVIL J. HOGG
                                      ------------------------------------------
                                      Bevil J. Hogg

                                      /s/ RANDALL D. LEDFORD
                                      ------------------------------------------
                                      Randall D. Ledford


                                      ------------------------------------------
                                      Timothy Mills

                                      ------------------------------------------
                                      Matthew A. Howard III, M.D.

                                    DAVID T. ERICKSON AND NANCY V. ERICKSON,
                                    JOINT TENANTS WITH RIGHT OF SURVIVORSHIP


                                    By: /s/ DAVID T. ERICKSON
                                       -----------------------------------------
                                       Name: David T. Erickson


                                    By: /s/ NANCY V. ERICKSON
                                       -----------------------------------------
                                        Name:  Nancy V. Erickson

                                  PROLOG CAPITAL A, L.P.
                                  By: Prolog Ventures A, LLC
                                      Its General Partner


                                  By: /s/ GREGORY R. JOHNSON
                                      ------------------------------------------
                                      Name:  Gregory R. Johnson
                                      Title:  A Managing Director


                                  PROLOG CAPITAL B, L.P.
                                  By: Prolog Ventures B, LLC
                                      Its General Partner


                                  By: /s/ GREGORY R. JOHNSON
                                      ------------------------------------------
                                      Name:  Gregory R. Johnson
                                      Title: A Managing Director

                                  MITSUBISHI CORPORATION


                                  By: /s/ TERUYUKI NAKAZAWA
                                      ------------------------------------------
                                      Name:  Teruyuki Nakazawa
                                      Title: General Manager
                                             Technology & Business Development
                                             Dept.